As filed with the Securities and Exchange Commission on September 3, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Dole plc

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Ireland	98-1610692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 North Anne Street, Dublin 7
D07 PH36 Ireland

Tel: 353-1-887-2600

101 South Tryon St, Suite #600, Charlotte, NC

United States 28280

(Address and telephone number of Registrant’s principal executive offices)

Corporation Service Company

251 Little Falls Drive

Wilmington, DE

United States 19808

Tel: (302) 636-5400

(Name, address, and telephone number of agent for service)

Copies to:

P. Michelle Gasaway

David C. Eisman
Skadden, Arps, Slate, Meagher & Flom LLP
2000 Avenue of the Stars
Los Angeles, California 90067
Tel: (213) 687-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Dole plc

Ordinary Shares

This prospectus relates to the offer and sale by the selling shareholders named herein (the “Selling Shareholders”), from time to time, in amounts, at prices and on terms that will be determined at the time of any such offering, of ordinary shares, par value $0.01 per share (“ordinary shares”), of Dole plc (the “Company,” “we,” “our” or “us”) owned by the Selling Shareholders and subject to the registration rights agreement, dated as of August 3, 2021 (the “Registration Rights Agreement”), between the Company and the Selling Shareholders pursuant to which the Selling Shareholders were granted certain registration rights. We are registering the ordinary shares covered hereby for resale pursuant to, and subject to the conditions of, the Registration Rights Agreement. This prospectus describes the general manner in which the ordinary shares may be offered and sold by the Selling Shareholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus or free writing prospectus, if needed, which may add, update or change information contained or incorporated by reference in this prospectus.

We are not selling any ordinary shares under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of ordinary shares by the Selling Shareholders.

The Selling Shareholders may offer the ordinary shares for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. If any underwriters, dealers or agents are involved in the sale of any of the ordinary shares, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or free writing prospectus. See the “Plan of Distribution” and “About this Prospectus” sections for more information.

You should read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus carefully before you invest in our securities together with additional information described under the heading “Where You Can Find More Information.” Our ordinary shares are quoted on the New York Stock Exchange (“NYSE”) under the symbol “DOLE.” The closing price of our ordinary shares, as reported on the New York Stock Exchange on September 2, 2025, was $14.63.

As a foreign private issuer, we are subject to different U.S. securities laws, NYSE governance standards and other requirements than domestic U.S. registrants and non-emerging growth companies. These may afford relatively less protection to holders of our ordinary shares, who may not receive all corporate and Company information and disclosures they are accustomed to receiving, or in a manner to which they are accustomed.

Investing in our ordinary shares involves risks. Risks associated with an investment in our ordinary shares will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus, as described under “Risk Factors” on page 4 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 3, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we have filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the Selling Shareholders may offer and sell our ordinary shares in one or more offerings or resales. The offer and sale of our ordinary shares by the Selling Shareholders under this prospectus may be made from time to time in any manner described under the section in this prospectus entitled “Plan of Distribution” or in any prospectus supplement. To the extent permitted by law, we may file or authorize one or more prospectus supplements or free writing prospectuses to be provided to you that may contain material information relating to these offerings.

Before investing in our ordinary shares, you should carefully read both this prospectus and any prospectus supplement and/or free writing prospectus together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Any such prospectus supplement and/or free writing prospectus may include a discussion of any risk factors or other special considerations that apply to that offering. The prospectus supplement and/or free writing prospectus may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement and/or free writing prospectus, you should rely on the information in that prospectus supplement and/or free writing prospectus. The registration statement containing this prospectus, including exhibits to the registration statement, also provides additional information about us and the ordinary shares offered under this prospectus. The registration statement can be read on the SEC website.

When acquiring any ordinary shares described in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement and/or free writing prospectus, including the information incorporated by reference. Neither we nor any Selling Shareholder nor any underwriter, dealer or agent have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference in this prospectus, the applicable prospectus supplement or free writing prospectus made available by us. If anyone provides you with different or inconsistent information, you should not rely on it. Ordinary shares are not being offered in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is truthful or complete at any date other than the date set forth on the cover page of any such document or any earlier date as of which such information is given, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference should be made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits into the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

The Selling Shareholders may sell our ordinary shares to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, and will contain (or will be calculable from the information set forth therein) the compensation of those underwriters, dealers or agents and the net proceeds to the Selling Shareholders. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “our,” “us,” the “Company” and “Dole” refer to Dole plc, individually or together with its subsidiaries, as the context may require. References to “Dole plc” refer to the registrant.

ii

OUR COMPANY

Dole is a global leader in fresh fruits and vegetables and offers over 300 products that are grown and sourced, both locally and globally, from over 100 countries worldwide. With operations in 30 countries, these products are distributed and marketed in over 85 countries, across retail, wholesale and foodservice channels, under our business-to-business and business-to-consumer brands, the most notable being our iconic DOLE brand. Our most significant products hold leading positions in their respective product categories and market territories, and we are one of the world’s largest producers and distributors of fresh bananas and pineapples, one of the largest global exporters of grapes and have a strong presence in growing categories such as berries, avocados and organic produce.

Our vertically-integrated business model is supported by a valuable and extensive infrastructure and asset base, including approximately 110,000 acres of farms and other land holdings around the world. In addition, we own a fleet of refrigerated container carriers and pallet-friendly conventional refrigerated ships and have an extensive portfolio of various business facilities, including packing houses, manufacturing plants and cold storage and distribution facilities. In addition to our owned asset base, we have developed long-standing relationships with independent growers across the globe, including international partnerships, joint ventures and other investments, which provide us additional operational flexibility and extended range and availability throughout the year.

On August 5, 2025, we completed the sale of our Fresh Vegetables Division to a portfolio company of Arable Capital Partners, LLC for an aggregate purchase price of approximately $140.0 million, comprising of approximately $90 million in cash (subject to customary post-closing adjustments) and a $50 million seller note, and a $10 million potential earnout payment.

We are an enthusiastic advocate of a healthy lifestyle, and supporting consumers in making healthier choices by consuming more fruits and vegetables. We are committed to continuously improving farming and supply chain practices and the way we operate our business to make a positive impact on society and the environment through our activities.

Our legal and commercial name is Dole plc. We were incorporated in Ireland on June 16, 2017 as a dormant company under the name Pearmill Limited and changed our name to Dole Limited on April 13, 2021. On April 26, 2021, we re-registered as a public limited company under the laws of Ireland and changed our name to Dole plc. Our principal places of business are 29 North Anne Street, Dublin 7, D07PH36, Ireland (which is also our registered address) and 101 South Tryon St., Suite #600, Charlotte, North Carolina 28280. Our telephone number is 353-1-887-2600. The name and address of our agent in the U.S. is Corporation Service Company at 251 Little Falls Drive, Wilmington, Delaware 19808.

We maintain a public website at https://www.doleplc.com. The information contained on or connected to, or accessible from, our website is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase our ordinary shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained in or incorporated by reference into this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to our operations, results of operations and other matters that are based on our current expectations, estimates, assumptions and projections. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive,” “target” or similar words, or the negative of these words, identify forward-looking statements. The inclusion of this forward-looking information should not be regarded as a representation by us, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements.

We believe that these factors include, but are not limited to:

●	weather conditions that affect the production, transportation, storage, import and export of our products;

●	adverse weather conditions, natural disasters, crops disease, pests and other natural conditions, including the effects of climate change, which may affect market prices and the demand for our products, and our ability to mitigate such risks;

●	our ability to compete and innovate effectively against our present and future competitors;

●	changes in interest and currency exchange rates;

●	product and raw material supplies, including increases in pricing due to inflation or otherwise or changes to their availability;

●	our exposure to product contamination and product liability claims and associated regulatory and legal actions, product recalls or other legal proceedings relating to our business;

●	our ability to generate a sufficient amount of cash to service our indebtedness and fund our operations;

●	our ability to operate our business under agreements governing certain of our indebtedness containing financial covenants and other restrictions;

●	the impact of pandemics on demand for the Company’s products, including as a result of illness, quarantines, government actions, facility closures, store closures or other restrictions, and the extent and duration thereof, related impact on our ability to meet customer needs and on the ability of third parties on which we rely, including our franchisees, suppliers, customers, contract manufacturers, distributors, to meet their obligations to us, the extent that government funding and reimbursement programs in connection with such an event or other similar pandemics are available to us, and the ability to successfully implement measures to respond to such impacts;

●	our use of herbicides, pesticides and other hazardous substances;

●	labor disruptions, strikes or work stoppages;

●	geopolitical risks, including the ongoing conflicts between Ukraine and Russia and in the Middle East and other international conflicts or political instability in key production or distribution regions that could impact our ability to operate efficiently;

●	acts of crime or terrorism, including any potential impact on our information systems;

●	our failure to hire and retain key personnel and highly skilled employees;

●	loss of important intellectual property rights;

●	the effects of any changes in laws (including the interpretation thereof), regulations, rules, quotas, tariffs, export and import laws on our operations;

●	economic crises or a decline in general economic conditions;

●	the impact of governmental trade restrictions, including adverse governmental regulation that may impact our ability to access certain markets, including spillover effects to other Eurozone countries;

●	vulnerabilities in global supply chains, including potential disruptions due to transportation constraints, supplier failure or geopolitical tensions;

●	reliance on information technology networks and systems and potential cyberattacks that may compromise confidential data or disrupt business operations;

●	the adequacy of the insurance we maintain;

●	the volatility of the trading price of our ordinary shares; and

●	other risk factors set forth in or incorporated by reference under “Risk Factors.”

All such risk factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors or to assess the impact of each such risk factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as required by the federal securities laws.

If one or more risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to factors discussed in the section of this prospectus entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the section titled “Risk Factors” and elsewhere in our most recent Annual Report on Form 20-F, as amended, revised or supplemented by our reports of foreign private issuer on Form 6-K, which have been or will be incorporated by reference in this prospectus. We caution you that the factors referenced above may not contain all of the factors that are important to you and that you should not place undue reliance on any of our forward-looking statements. You should, however, review the factors and risks we describe in the reports we will file from time to time after the date of this prospectus.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and/or any free writing prospectus and in Part.I, Item 3.D (“Risk Factors”) in our most recent Annual Report on Form 20-F, and in our updates, if any, to those risk factors in our reports of foreign private issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks described in any prospectus supplement and the risks in our filings with the SEC incorporated by reference herein are not the only ones facing us. Our business, financial condition, prospects, results of operations or cash flows could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. We cannot assure you that any of the events discussed in these risk factors will not occur. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Ownership of Our Ordinary Shares

The market price of our ordinary shares could be negatively affected by future sales by our shareholders or by us of our ordinary shares.

Future sales by us or our shareholders of a substantial number of ordinary shares in the public market, or the perception that these sales might occur, could cause the market price of our ordinary shares to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities.

The Selling Shareholders currently own an aggregate of 11,917,263 of our ordinary shares. Pursuant to, and subject to the conditions of, the Registration Rights Agreement, we are registering for resale shares owned by the Selling Shareholders, and therefore such shares may be sold by the Selling Shareholders from time to time in the public market or in other transactions, in amounts, at prices and on terms that will be determined at the time of any such offering.

In addition, as of June 30, 2025, 5,071,764 ordinary shares were available for future awards under our equity incentive plans and 1,844,549 ordinary shares were available for future issue under awards granted. We have filed registration statements on Form S-8 under the Securities Act registering ordinary shares that we may issue under our equity incentive plans. Shares included in such registration statements may be sold in the public market upon issuance, except for shares held by affiliates who have certain restrictions on their ability to sell.

We cannot assure you that the price of our ordinary shares will not decline or not be subject to significant volatility.

The market price of our ordinary shares could be subject to significant fluctuations. The price of our ordinary shares may change in response to fluctuations in our results of operations in future periods and also may change in response to other factors, including factors specific to companies in our industry, many of which are beyond our control. As a result, the price of our ordinary shares may experience significant volatility and may not necessarily reflect our performance. Among other factors that could affect the price of our ordinary shares are:

●	changes in laws or regulations applicable to our industry or offerings;

●	speculation about our business in the press or the investment community;

●	price and volume fluctuations in the overall stock market;

●	volatility in the market price and trading volume of securities of companies in our industry or of companies that investors consider comparable;

●	price and volume fluctuations attributable to inconsistent trading levels of our ordinary shares;

●	our ability to protect our intellectual property and other proprietary rights and to operate our business without infringing, misappropriating or otherwise violating the intellectual property and other proprietary rights of others;

●	sales of our ordinary shares by us or our significant shareholders, officers and directors, and the expiration of contractual lock-up agreements in connection therewith;

●	the development and sustainability of an active trading market for our ordinary shares;

●	success of competitive products or services;

●	the public’s response to press releases or other public announcements by us or others, including our filings with the SEC, announcements relating to litigation or significant changes to our key personnel;

●	the effectiveness of our internal controls over financial reporting;

●	changes in our capital structure, such as future issuances of debt or equity securities;

●	our entry into new markets;

●	tax developments in the United States, Europe or other markets;

●	strategic actions by us or our competitors, such as acquisitions or restructurings; and

●	changes in accounting principles.

Further, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may cause the market price of our ordinary shares to decline.

You may not be able to resell any of your ordinary shares at or above the price you paid for such shares and/or the public offering price, as applicable. If the market price of our ordinary shares after this offering does not exceed the price you paid for such shares and/or the public offering price, as applicable, you may not realize any return on your investment and may lose some or all of your investment.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our ordinary shares adversely, the trading price of our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not control these analysts. If any of the analysts who cover us downgrade our ordinary shares or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our ordinary shares may decline. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price or trading volume of our ordinary shares to decline and our ordinary shares to be less liquid.

USE OF PROCEEDS

We are not selling any ordinary shares under this prospectus, and we will not receive any of the proceeds from the sale of ordinary shares by the Selling Shareholders. All ordinary shares offered from time to time pursuant to this prospectus are being registered for the account of the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sale of any ordinary shares by them under this prospectus, excluding commissions and discounts, if any.

SELLING SHAREHOLDERS

This prospectus covers the possible offer and resale from time to time by the Selling Shareholders of ordinary shares. The term “Selling Shareholders” includes the persons listed in the table below and any of their transferees, pledgees, assignees, distributes, donees, lenders, successors or others who later hold any of the Selling Shareholders’ interests in the ordinary shares.

The Selling Shareholders and any brokers, dealers or agents that participate in the distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the ordinary shares sold by them may be deemed to be underwriting discounts and commissions.

The following table sets forth information about the Selling Shareholders. Additional information regarding the Selling Shareholders, including the number of ordinary shares being offered by such Selling Shareholders in any offering and the number of ordinary shares beneficially owned by the Selling Shareholders after such offering, will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or filings we make with the SEC under the Exchange Act, that are incorporated by reference. The Selling Shareholders may acquire at any time ordinary shares in addition to those registered hereby. In addition, the Selling Shareholders may sell, transfer, assign or otherwise dispose of some or all of their ordinary shares in transactions exempt from or not subject to the registration requirements of the Securities Act. The information set forth below is based on information provided by or on behalf of the Selling Shareholders prior to the date hereof. Information concerning the Selling Shareholders may change from time to time.

We have based percentage ownership on 95,162,657 ordinary shares outstanding as of August 27, 2025. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that each person or entity named in the table below has sole voting and investment power with respect to all ordinary shares that he, she or it beneficially owns, subject to applicable community property laws.

	Ordinary Shares Beneficially Owned Prior to Offering		Ordinary Shares Beneficially Owned After Completion of Offering(1)
Name of Selling Shareholder	Number	Percentage	Number	Percentage
Castle & Cooke Holdings, Inc.(2)	2,076,564	2.2%	—	—
The Murdock Group, LLC(3)	9,840,699	10.3%	—	—

(1)	Assumes the Selling Shareholders sell all the ordinary shares owned by them.

(2)	Castle & Cooke Holdings, Inc. is wholly owned by Castle & Cooke Investments, Inc., which is wholly owned by The Murdock Group, LLC, which is owned by The David H. Murdock Administrative Trust, dated May 28, 1986, as amended, of which Gary Wong and Roberta Wieman are co-trustees. The principal business address of each of Castle & Cooke Holdings, Inc., Castle & Cooke Investments, Inc., The Murdock Group, LLC and The David H. Murdock Administrative Trust is 1 Dole Drive, Westlake Village, CA 91362.

(3)	The Murdock Group, LLC is owned by The David H. Murdock Administrative Trust, dated May 28, 1986, as amended, of which Gary Wong and Roberta Wieman are co-trustees. The principal business address of each of The Murdock Group, LLC and The David H. Murdock Administrative Trust is 1 Dole Drive, Westlake Village, CA 91362.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Selling Shareholders are entitled to make long form and short form demands, subject to the conditions therein, that we register for resale the ordinary shares owned by them as of the closing date of our IPO (August 3, 2021) that constitute “registrable securities.” The shares will cease to be “registrable securities” when (i) sold pursuant to an effective registration statement, (ii) transferred to a non-permitted transferee, (iii) repurchased by us or a subsidiary or no longer outstanding or (iv) they may be resold without registration pursuant to Rule 144 under the Securities Act without regard to volume or manner of sale limitations, whether or not any such sale has occurred. In addition, the Selling Shareholders have certain “piggy-back” registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements, subject to some limitations and exceptions. The Registration Rights Agreement also contains customary indemnification and contribution provisions.

Other Material Relationships

For information regarding certain material relationships between the Selling Stockholders and the Company, see “Certain Relationships and Related Party Transactions” in our Annual Report on Form 20-F incorporated by reference into this prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is intended as a summary only and therefore is not a complete description of our share capital. This description is based upon, and is qualified by reference to, our Articles of Association, and applicable provisions of the Irish Companies Act 2014, as amended (the “Irish Companies Act”). You should read our Articles of Association, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Capital Structure—Authorized and Issued Share Capital

Our authorized share capital consists of $3,300,000 divided into 300,000,000 ordinary shares, par value $0.01 per share, and 300,000,000 preferred shares, par value $0.001 per share and €25,000 divided into 25,000 euro shares, par value €1.00 per share. As of August 27, 2025, our issued share capital consisted of 95,162,657 ordinary shares and we had no euro or preferred shares outstanding.

We may issue shares subject to the maximum authorized share capital contained in our Articles of Association. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares, euro shares or preferred shares, as applicable) by a resolution approved by a simple majority of the votes of our shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”) (unless otherwise determined by the directors). The shares comprising our authorized share capital may be divided into shares of any nominal value.

The rights and restrictions to which the ordinary shares are subject are prescribed in our Articles of Association. Our Articles of Association entitle our board of directors, without shareholder approval, to determine the terms of our preferred shares. Preferred shares may be preferred as to dividends, rights upon liquidation or voting in such manner as our board of directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option and may be convertible into or exchangeable for shares of any of our other class or classes, depending on the terms of such preferred shares. The specific terms of any series of preferred shares offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred shares.

Irish law does not recognize fractional shares held of record. Accordingly, our Articles of Association do not provide for the issuance of fractional shares, and our official Irish register will not reflect any fractional shares.

Whenever an alteration or reorganization of our share capital would result in any of our shareholders becoming entitled to fractions of a share, our board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions.

Issuance of Shares

As a matter of Irish law, the directors of a company may issue new ordinary, preferred or euro shares for cash without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Our board of directors is authorized pursuant to a shareholder resolution passed on July 2, 2021 to issue new ordinary or preferred shares up to the amount of the authorized but unissued share capital as at that date for cash without shareholder approval for a period of five years from the date of the passing of the resolution.

Pre-emption Rights, Share Warrants and Share Options

Under Irish law certain statutory pre-emption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, we have opted out of these pre-emption rights by way of shareholder resolution passed on July 2, 2021 as permitted under Irish company law. Irish law requires this opt-out to be renewed every five years by a resolution approved by not less than 75% of the votes of our shareholders cast at a general meeting (referred to under Irish law as a “special resolution”) and our current opt-out will expire on July 2, 2026. If the opt-out is not renewed, shares issued for cash must be offered to our existing shareholders on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration (such as in a share-for-share acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee share option or similar equity plan.

Our Articles of Association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, the board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the Articles of Association. We are subject to the rules of the NYSE that require shareholder approval of certain equity plans and share issuances. Our board of directors may authorize the issuance of shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit).

Under Irish law, we are prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share award, bonus share or any other share based grant must be paid pursuant to the Irish Companies Act.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of a company, so far as not previously utilized by distribution or capitalization, less accumulated realized losses of a company, so far as not previously written off in a reduction or reorganization of capital, and includes reserves created by way of capital reduction, on a standalone basis. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include the undenominated capital, the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital and any other reserve that we are prohibited from distributing by applicable law.

The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to the “relevant financial statements” of the Company. The “relevant financial statements” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of the Company’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. The “relevant financial statements” must be filed in the Companies Registration Office (the official public registry for companies in Ireland) prior to the making of the distribution.

Consistent with Irish law, our Articles of Association authorize the directors to declare dividends without shareholder approval out of funds lawfully available for the purpose, to the extent they appear justified by profits and subject always to the requirement to have distributable reserves at least equal to the amount of the proposed dividend. The board of directors may also recommend a dividend to be approved and declared by our shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend declared or paid may exceed the amount recommended by the directors. Dividends may be paid in U.S. dollars or any other currency.

Our directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our shares.

Our directors may also authorize the issuance of shares with preferred rights to participate in our declared dividends. The holders of preferred shares may, depending on their terms, rank senior to our ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

Our Articles of Association provide that, in general, any ordinary share which we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by us may technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions.” If our Articles of Association did not contain such provisions, all repurchases by us would be subject to many of the same rules that apply to purchases of our shares by subsidiaries described below under “—Purchases by Subsidiaries” including the shareholder approval requirements described below. Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our ordinary shares, we are referring to the redemption of ordinary shares by us pursuant to the Articles of Association or the purchase of our ordinary shares by a subsidiary of the Company, in each case in accordance with our Articles of Association and Irish law as described below.

Repurchases and Redemptions

Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves (which are described above under “—Dividends”) or, if the Company proposes to cancel the shares on redemption, the proceeds of a new issue of shares for that purpose. The redemption of redeemable shares may only be made by us where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of the Company. All redeemable shares must also be fully paid. Redeemable shares may, upon redemption, be canceled or held in treasury. Based on the provisions of our Articles described above, shareholder approval will not be required to redeem our shares.

We may also be given an additional general authority by our shareholders to purchase our own shares on-market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

Our board of directors may also issue preferred shares or other classes or series of shares which may be redeemed at either our option or the option of the shareholder, depending on the terms of such preferred shares. Please see “—Capital Structure—Authorized and Issued Share Capital.”

Repurchased and redeemed shares may be canceled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be canceled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

Under Irish law, an Irish or non-Irish subsidiary of the Company may purchase our shares either as overseas market purchases on a recognized stock exchange such as the NYSE or off-market. For a subsidiary of ours to make market purchases of our shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular market purchase by a subsidiary of our shares is required. We may elect to seek such general authority, which must expire no later than 18 months after the date on which it was granted, at our annual general meetings.

For an off-market purchase by a subsidiary of ours, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and from the date of the notice of the meeting at which the resolution approving the contract is proposed, the purchase contract must be on display or must be available for inspection by shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

In order for a subsidiary of ours to make an on-market purchase of our shares, such shares must be purchased on a “recognized stock exchange.” The NYSE is specified as a recognized stock exchange for this purpose by Irish company law.

The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds shares of ours, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary of ours must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Our Articles of Association provide that we will have a first and paramount lien on every share for all debts and liabilities of any shareholder to the Company, whether presently due or not, payable in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made within 14 days after notice demanding payment, we may sell the shares. These provisions are standard inclusions in the Articles of Association of an Irish company limited by shares and will only be applicable to our shares that have not been fully paid up. See “—Transfer and Registration of Shares.”

Consolidation and Division; Subdivision

Under our Articles of Association, we may, by ordinary resolution (unless the directors determine otherwise), divide all or any of our issued share capital into shares of smaller nominal value than our existing shares (often referred to as a share split) or consolidate all or any of our issued share capital into shares of larger nominal value than is fixed by our Articles of Association (often referred to as a reverse share split); provided that the proportion between the amount paid for such share and the amount, if any, unpaid on each reduced share after the subdivision remains the same.

Reduction of Share Capital

We may, by ordinary resolution (unless the directors determine otherwise), reduce our authorized but unissued share capital in any way. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any manner permitted by the Irish Companies Act.

Annual General Meetings of Shareholders

We are required to hold an annual general meeting at intervals of no more than 15 months; provided that an annual general meeting is held in each calendar year and no more than nine months after our fiscal year-end. Any annual general meeting may be held outside Ireland; provided that technological means are provided to enable shareholders to participate in the meeting without leaving Ireland.

Notice of an annual general meeting must be given to all of our shareholders and to our auditors. Our Articles of Association provide for a minimum notice period of 21 clear days (i.e., 23 days as the clear days’ notice period does not include the day when the notice is given or deemed to be given nor the day of the event for which it is given or on which it is to take effect), which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are (i) the consideration of the statutory financial statements, report of the directors, and report of the statutory auditors, (ii) review by the members of the Company’s affairs, (iii) the appointment or re-appointment of the statutory auditors and (where applicable) the re-election of those directors of the relevant class whose terms are expiring.

At any annual general meeting, only such business may be conducted as has been brought before the meeting:

●	in the notice of the meeting;

●	by or at the direction of the board of directors;

●	in certain circumstances, at the direction of the Irish High Court;

●	as required by law; or

●	that the chair of the meeting determines is properly within the scope of the meeting.

In addition, and subject to compliance with our Articles of Association, shareholders entitled to vote at an annual general meeting may propose business in advance of the meeting to be considered thereat.

Extraordinary General Meetings of Shareholders

Our extraordinary general meetings may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of our paid up share capital carrying voting rights, (iii) in certain circumstances, on requisition of our auditors; or (iv) in exceptional cases, by order of the Irish High Court.

Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting, only such business will be conducted as is set forth in the notice thereof or is proposed pursuant to and in accordance with the procedures and requirements set out in our Articles of Association.

Notice of an extraordinary general meeting must be given to all of our shareholders and to our auditors. Under Irish law and our Articles of Association, the minimum notice periods are 21 clear days’ notice in writing for an extraordinary general meeting to approve a special resolution and 21 clear days’ notice in writing for any other extraordinary general meeting, except that such a meeting may be called by 14 days’ notice where all members who hold shares that carry rights to vote at the meeting are permitted to vote by electronic means at the meeting and a special resolution reducing the period of notice to 14 days has been passed at the immediately preceding annual general meeting, or at a general meeting held since that meeting.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of our receipt of the requisition notice.

If the board of directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that the fact is known to a director to be held not later than 56 days from such date. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Quorum for General Meetings

Our Articles of Association provide that no business shall be transacted at any general meeting unless a quorum is present. One or more shareholders present in person or by proxy at any meeting of shareholders holding not less than a majority of the issued shares that carry the right to vote at the meeting constitutes a quorum for the conduct of any business at a general meeting. If a meeting is adjourned because a quorum is not present, the quorum at the reconvened meeting shall, if the meeting was convened by resolution of the Directors, be any proxy appointed by DTC entitled to be counted in a quorum present at the meeting provided that the proxy represents more than 33% of the votes that may be cast by all members at the relevant time.

Voting

Our Articles of Association provide that all votes at a general meeting will be decided on a poll and that the board or the chair may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

Every shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by our Articles of Association, which provide that our board of directors may permit shareholders to notify us of their proxy appointments electronically.

In accordance with our Articles of Association, our directors may from time to time authorize the issuance of preferred shares or any other class or series of shares. These shares may have such voting rights as may be specified in the terms of such shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be satisfied in the terms of such shares). Treasury shares or shares of ours that are held by our subsidiaries will not be entitled to be voted at general meetings of shareholders.

Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters.

Examples of matters requiring special resolutions include:

●	amending our Articles of Association;

●	approving a change of name;

●	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit; transaction to a director or connected person;

●	opting out of pre-emption rights on the issuance of new shares;

●	re-registration from a public limited company to a private company;

●	purchase of own shares off-market;

●	reduction of issued share capital;

●	sanctioning a compromise/scheme of arrangement;

●	resolving that the Company be wound up by the Irish courts;

●	resolving in favor of a shareholders’ voluntary winding-up;

●	re-designation of shares into different share classes;

●	setting the re-issue price of treasury shares; and

●	variation of class rights attaching to classes of shares (where our Articles of Association do not provide otherwise).

Neither Irish law nor any of our constituent documents places limitations on the right of non-resident or foreign owners to vote or hold our shares.

Variation of Rights Attaching to a Class or Series of Shares

Under our Articles of Association and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by a special resolution passed at a general meeting of the shareholders of the affected class or with the consent in writing of the holders of 75% of the issued shares of that class of shares entitled to vote on such variation. The rights conferred upon the holder of any pre-existing issued shares shall not be deemed to be varied by the issuance of any preferred shares.

The provisions of our Articles of Association relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined in reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of shares, a quorum consists of one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of the class entitled to vote at the meeting in question.

Record Date

Our Articles of Association provide that the board may fix in advance a date as the record date (i) for any such determination of members entitled to notice of or to vote at a general meeting of the members, which record date shall not be more than 60 days before the date of such meeting, and (ii) for the purpose of determining the members entitled to receive payment of any dividend or other distribution, or in order to make a determination of members for any other proper purpose, which record date shall not be more than 60 days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of members is relevant.

If no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members, the date immediately preceding the date on which notice of the meeting is deemed given under our Articles of Association will be the record date for such determination of members.

Shareholder Proposals

Under Irish law, there is no general right for a shareholder to put items on the agenda of an annual general meeting of a U.S.-listed company, other than as set out in the Articles of Association of a company. Under our Articles of Association, in addition to any other applicable requirements, for business or nominations to be properly brought before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to our corporate secretary.

To be timely for an annual general meeting, a shareholder’s notice to our secretary as to the business or nominations to be brought before the meeting must be delivered to or mailed and received at our registered office not less than 60 days nor more than 90 days before the first anniversary of the annual general meeting for the prior year. In the event that the date of the annual general meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the member must be so delivered by close of business on the day that is not earlier than 90 days prior to such annual general meeting and not later than the close of business on the later of (a) 60 days prior to the day of the contemplated annual general meeting or (b) ten days after the day on which public announcement of the date of the contemplated annual general meeting is first made by us. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

To be timely for nominations of a director at an extraordinary general meeting, notice must be delivered, or mailed and received no earlier than 150 days prior to the date of such extraordinary general meeting or, not later than the later of the 90th day prior to such extraordinary general meeting or the 10th day following the day the first public announcement of the date of the extraordinary general meeting is made by us.

For nominations to the board, the notice must include all information about the director nominee that is required to be disclosed in proxies for the election of directors under any applicable securities legislation. For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder’s holdings of our shares. The chair of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed in accordance with these procedures (as set out in our Articles of Association), and if any proposed business is not in compliance with these provisions, to declare that such defective proposal shall be disregarded.

Shareholders’ Suits

In Ireland, the decision to institute proceedings on behalf of a company is generally taken by the Company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against us would otherwise go unredressed. The cause of action may be against a director, another person or both.

A shareholder may also bring proceedings against us in his or her own name where the shareholder’s rights as such have been infringed or where our affairs are being conducted, or the powers of the board of directors are being exercised, in a manner oppressive to any shareholder or shareholders or in disregard of their interests as shareholders. Oppression connotes conduct that is burdensome, harsh or wrong. This is an Irish statutory remedy under Section 212 of the Irish Companies Act and the court can grant any order it sees fit, including providing for the purchase or transfer of the shares of any shareholder.

Forum Selection

Our Articles of Association provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company is deemed to have notice of and consented to the foregoing.

Subject to foregoing, the courts of Ireland have exclusive jurisdiction to settle any dispute arising out of or in connection with our Articles of Association and any proceeding, suit or action arising out of or in connection with the Articles of Association must be brought in the courts of Ireland. Under our Articles of Association, our shareholders are deemed to irrevocably waive any objection to proceedings, suits or actions arising out of or in connection with our Articles of Association in the courts of Ireland on the grounds of venue or on the grounds of forum non conveniens.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of our Articles of Association; (ii) inspect and obtain copies of the minutes of general meetings and any resolutions; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us; (iv) inspect copies of directors’ service contracts where the unexpired portion of the term for which the contract is to be in force is three years or more or where the contract cannot, within the next ensuing three years, be terminated by the company without payment of compensation; (v) inspect copies of instruments creating charges; (vi) receive copies of statutory financial statements and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (vii) receive financial statements of a subsidiary company of ours which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. Our auditors will also have the right to inspect all of our books, records and vouchers. The auditors’ report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law with the notice of annual general meeting and must be presented to our shareholders at our annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

●	a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of a majority of the shareholders of each participating class or series voting on the scheme of arrangement representing 75% in value of the shares of such participating class or series held by the shareholders voting on the scheme of arrangement, in each case at the relevant meeting or meetings. The quorum for the meeting is two persons holding or representing by proxy at least one-third in nominal value of the issued shares, or class of shares. A scheme of arrangement, if authorized by the shareholder of each participating class or series and the court, is binding on all of the shareholders of each participating class or series;

●	through a tender or takeover offer by a third party, in accordance with the Irish Takeover Rules (as defined below) and the Irish Companies Act, for all of our shares. Where the holders of 80% or more of our shares (excluding any shares already beneficially owned by the bidder) have accepted an offer for their shares, the remaining shareholders may also be statutorily required to transfer their shares, unless, within one month, the non-tendering shareholders can obtain an Irish court order otherwise providing. If the offeror has acquired acceptances of 80% of all of our shares but does not exercise its “squeeze-out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms as the original offer, or such other terms as the bidder and the non-tendering shareholders may agree or on such term as an Irish court, on application of the bidder or non-tendering shareholder, may order. If our shares were to be listed on the Euronext Dublin or another regulated stock exchange in the European Union, the aforementioned 80% threshold would be increased to 90%;

●	by way of a transaction with a company incorporated in the European Economic Area which includes all member states of the European Union and Norway, Iceland and Liechtenstein (EEA) under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 (as amended). Such a transaction must be approved by a special resolution and by the Irish High Court. If we are being merged with another EEA company under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the consideration payable to our shareholders is not all in the form of cash, our shareholders may be entitled to require their shares to be acquired at fair value; and

●	by way of a merger with another Irish company under the Irish Companies Act which must be approved by a special resolution and by the Irish High Court.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have statutory appraisal rights. If we are being merged as the transferor company with another EEA company under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 (as amended) or if we are being merged with another Irish company under the Irish Companies Act, (i) any of our shareholders who voted against the special resolution approving the merger or (ii) if 90% of our shares are held by the successor company, any other of our shareholders, may be entitled to require that the successor company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. Our shareholders must therefore make such a notification to us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares or if, as a result of a transaction, a shareholder who was interested in 3% or more of our shares ceases to be so interested. Where a shareholder is interested in 3% or more of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures should be notified to us within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, under the Irish Companies Act, we may by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our ordinary shares, to provide additional information, including the person’s own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

●	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, will be void;

●	no voting rights will be exercisable in respect of those shares;

●	no further shares will be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

●	no payment will be made of any sums due from us on those shares, whether in respect of capital or otherwise.

Where our shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of 1.0% or more.

Irish Takeover Rules

A transaction in which a third party seeks to acquire 30% or more of our voting rights will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules (the “Irish Takeover Rules”) made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles, which will apply to any transaction regulated by the Irish Takeover Panel:

●	in the event of an offer, all holders of securities of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

●	the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer;

●	where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

●	the board of the target company must act in the interests of the Company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

●	false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

●	a bidder must announce an offer only after ensuring that he or she can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

●	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

●	a substantial acquisition of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares or other of our voting rights may be required under the Irish Takeover Rules to make a mandatory cash offer for our remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would (i) increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of our voting rights, or (ii) in the case of a person holding (together with its concert parties) shares representing 30% or more of our voting rights, after giving effect to the acquisition, increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a person makes a voluntary offer to acquire outstanding ordinary shares of ours, the offer price must be no less than the highest price paid for our shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any party acting in concert with it has acquired our ordinary shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of our total ordinary shares or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per ordinary share must not be less than the highest price paid by the bidder or any party acting in concert with it during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with any party acting in concert with it, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of our voting rights. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of our voting rights is prohibited if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of our voting rights and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Anti-Takeover Provisions

Shareholder Rights Plan

Our Articles of Association expressly authorize our board of directors to adopt a shareholder rights plan, subject to applicable law.

Frustrating Action

Under the Irish Takeover Rules, our board of directors is not permitted to take any action which might frustrate an offer for our shares once our board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board of directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

●	the action is approved by our shareholders at a general meeting;

●	the Irish Takeover Panel has given its consent, where:

●	it is satisfied the action would not constitute frustrating action;

●	our shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

●	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

●	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Business Combinations with Interested Shareholders

Our Articles of Association provide that, subject to certain exceptions, we may not engage in certain business combinations with any person that acquires beneficial ownership of 10% or more of our outstanding voting shares for a period of two years following the date on which the person became a 10% shareholder unless: (i) prior to the date on which the person becomes a 10% shareholder, a majority of our disinterested directors approved the business combination; and (ii) in certain circumstances, the business combination is authorized by a special resolution of disinterested shareholders.

Further Provisions

Certain other provisions of Irish law or our Articles of Association may be considered to have anti-takeover effects, including advance notice requirements for director nominations and other shareholder proposals, as well as those described under the headings “—Description of Share Capital—Capital Structure—Authorized and Issued Share Capital” (regarding issuance of preferred shares), “—Description of Share Capital—Pre-emption Rights, Share Warrants and Share Options,” “—Description of Share Capital—Disclosure of Interests in Shares,” “—Description of Share Capital—Appointment of Directors,” “—Description of Share Capital—Removal of Directors.”

Insider Dealing

The Irish Takeover Rules also provide that no person, other than the bidder, who is privy to confidential price-sensitive information concerning an offer made in respect of the acquisition of a company (or a class of its securities) or a contemplated offer shall deal in relevant securities of the target during the period from the time at which such person first has reason to suppose that such an offer, or an approach with a view to such an offer being made, is contemplated to the time of (i) the announcement of such offer or approach or (ii) the termination of discussions relating to such offer, whichever is earlier.

Corporate Governance

Our Articles of Association allocate authority over the day-to-day management of the Company to the board of directors. Our board of directors may then delegate management of the Company to committees of the board or such other persons as it thinks fit. Regardless of any delegation, the board of directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of our Company. The board of directors may create new committees or change the responsibilities of existing committees from time to time. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transaction of business at any committee meeting shall be two of the members of the committee.

Legal Name; Incorporation; Fiscal Year; Registered Office

Our legal and commercial name is Dole plc. We were incorporated in Ireland in June 2017 as a dormant company and we re-registered as a public limited company and changed our name to Dole plc on April 26, 2021. Our registered address is 29 North Anne Street, Dublin 7, D07 PH36, Ireland, D07 PH36. As set forth in our Constitution, our purpose, among other things, is to carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiaries or associated companies.

Appointment of Directors

The Irish Companies Act provides for a minimum of two directors. Our Articles of Association provide that the number of directors will be not less than three and not more than fourteen. The authorized number of directors within the prescribed range will be determined solely by our board of directors and does not require approval or ratification by the shareholders in a general meeting. Our directors will be elected by way of an ordinary resolution at a general meeting save that directors in contested elections will be elected by a plurality of the votes of the shares present in person or represented by proxy at the relevant general meeting and entitled to vote on the election of directors. If the number of the directors is reduced below the fixed minimum number, the remaining director or directors may appoint an additional director or additional directors to make up such minimum or may convene a general meeting for the purpose of making such appointment. Casual vacancies may be filled by the board of directors.

Our Articles of Association provide that our board of directors is divided into three classes serving staggered three-year terms. Shareholders do not have cumulative voting rights. Accordingly, the holder of a majority of the voting rights attaching to our ordinary shares will, as a practical matter, be entitled to control the election of all directors. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring.

Under our Articles of Association, our board of directors has the authority to appoint directors to the board either to fill a vacancy or as an additional director. A vacancy on the board of directors created by the removal of a director may be filled by an ordinary resolution of the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy. The board of directors may fill a vacancy by an affirmative vote of a majority of the directors constituting a quorum. If there is an insufficient number of directors to constitute a quorum, the board may nonetheless act to fill such vacancies or call a general meeting of the shareholders. Under our Articles of Association, if the board fills a vacancy, the director will hold this position as a director for a term that will coincide with the remaining term of the relevant class of director. If there is an appointment to fill a casual vacancy or an addition to the board, the total number of directors shall not at any time exceed the number of directors from time to time fixed by the board in accordance with our Articles of Association.

Removal of Directors

The Irish Companies Act provides that, notwithstanding anything contained in the Articles of Association of a company or in any agreement between that company and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term; provided that notice of the intention to move any such resolution be given by the shareholders to the Company not less than 28 days before the meeting at which the director is to be removed, and the director will be entitled to be heard at such meeting. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment agreement) that the director may have against us in respect of his or her removal.

Director Interested Transactions

Under the Irish Companies Act and our Articles of Association, a director who has an interest in a proposal, arrangement or contract is required to declare the nature of his or her interest at the first opportunity either (i) at a meeting of the board at which such proposal, arrangement or contract is first considered (provided such director knows this interest then exists, or in any other case, at the first meeting of the board after learning that he or she is or has become so interested) or (ii) by providing a general notice to the directors declaring that he or she is to be regarded as interested in any proposal, arrangement or contract with a particular person, and after giving such general notice will not be required to give special notice relating to any particular transaction. Provided the interested director makes such required disclosure, he or she shall be counted in determining the presence of a quorum at a meeting regarding the relevant proposal, arrangement or contract and will be permitted to vote on such proposal, arrangement or contract. Except for the matters specified in our Articles of Association as summarized below, a director will not and will be permitted to vote on such any proposal, arrangement or contract concerning a matter in which he has, directly or indirectly, an interest which is material or a duty which conflicts or may conflict with the interests of the Company.

A director shall be entitled to vote in respect of any resolutions concerning any of the following matters, namely:

(i)	the giving of any security, guarantee or indemnity to him in respect of money lent by him to the Company or any of its subsidiary or associated companies;

(ii)	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility;

(iii)	any proposal concerning any offer of shares or debentures or other securities of or by the Company in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)	any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever; provided that he is not the holder of or beneficially interested in 1% or more of the issued shares of any class of such company or of the voting rights available to members of such company (or of a third company through which his interest is derived) (any such interest being deemed for the purposes of our Articles of Association to be a material interest in all circumstances;

(v)	any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate revenue authorities;

(vi)	any proposal concerning the adoption, modification or operation of any scheme for enabling directors and/or employees of the Company and/or any subsidiary thereof to acquire shares in the Company or any arrangement for the benefit of directors and/or employees of the Company or any of its subsidiaries under which the director benefits or may benefit; or

(vii)	any proposal concerning the giving of any indemnity pursuant to our Article of Association or the discharge of the cost of any insurance cover purchased or maintained pursuant to our Article of Association.

Under our Articles of Association, a director may be a director of, other officer of, or otherwise interested in, any company promoted by us or in which we are interested, and such director will not be accountable to us for any remuneration received from such employment or other interest. Our Articles of Association further provide that (i) no director will be prevented from contracting with us because of his or her position as a director, (ii) any contract entered into between a director and us will not be subject to avoidance and (iii) no director will be liable to account to us for any profits realized by virtue of any contract between such director and us because the director holds such office or the fiduciary relationship established thereby.

Directors’ Remuneration

Pursuant to our Articles of Association, the ordinary remuneration of directors who do not hold executive office shall not exceed in aggregate $2,500,000 per annum or such higher amount as may be determined from time to time by ordinary resolution of the shareholders and shall be divisible (unless such resolution shall provide otherwise) among the directors as they may agree, or, failing agreement, equally, except that any such director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of the remuneration related to the period during which he has held office. Any director who holds any executive office (including for this purpose the office of chair or deputy chair) or who serves on any committee, or who otherwise performs services which in the opinion of the directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the directors may determine.

Borrowing

Pursuant to our Articles of Association, among the directors’ powers are the right to borrow money and to mortgage or charge the Company’s undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

Limitation on Liability of Directors and Indemnification

Under our Articles of Association every director, managing director, company secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

Duration; Dissolution; Rights upon Liquidation

Our duration will be unlimited. We may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns. We may also be dissolved by the Director of Corporate Enforcement in Ireland where the affairs of the Company have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, are prescribed in our Articles of Association or the terms of any shares issued by the directors from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up. If the Articles of Association and terms of issue of the shares of the Company contain no specific provisions in respect of a dissolution or winding up then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Our Articles of Association provide that our ordinary shareholders may be entitled to participate in a winding up, and the method by which the property will be divided shall be determined by the liquidator, subject to a special resolution of the shareholders, but such rights of ordinary shareholders to participate may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Share Certificates

Pursuant to the Irish Companies Act, a shareholder is entitled to be issued a share certificate on request and subject to payment of a nominal fee.

Stock Exchange Listing

Our ordinary shares are traded on the NYSE under the symbol “DOLE.”

No Sinking Fund

Our shares have no sinking fund provisions.

Transfer and Registration of Shares

Our transfer agent is Computershare Trust Company, N.A. The transfer agent maintains our share register, and registration in the share register will be determinative of membership in us. A shareholder of ours who only holds shares through a depository or nominee will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares through a depository or nominee to a person who also holds such shares through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares through a depository or nominee to a person who holds such shares directly or (iii) from a person who holds such shares through a depository or nominee to another person who holds such shares through a depository or nominee where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the beneficial ownership of the shares as a result of the transfer and based on a confirmation received by the Company from the Irish Revenue Commissioners on July 8, 2021, at the time of the transfer there is no agreement in place for the sale of the shares by the beneficial owner to a third party.

Any transfer of our shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. Our Articles of Association allow us, in our absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a transferee. In the event of any such payment, we are (on behalf of ourselves or our affiliates) entitled to (i) seek reimbursement from the transferee or transferor (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the transferee or transferor (at its discretion) and (iii) have a lien against the shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in our shares has been paid unless one or both of such parties is otherwise notified by us.

Our Articles of Association delegate to our company secretary (or such other person as may be nominated by the secretary for this purpose) the authority to execute an instrument of transfer on behalf of a transferring party.

Our Articles of Association grant our board of directors general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of shares only, the instrument of transfer is accompanied by the certificate of shares to which it relates (if any) and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, the instrument of transfer is in favor of not more than four transferees and it is lodged at our registered office or such other place as our directors or secretary may appoint.

The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year, as our board of directors may from time to time determine (except as may be required by law).

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares by a U.S. Holder (as defined below) that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon the Code, the U.S. Treasury Regulations promulgated thereunder, judicial decisions, published guidance of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this prospectus, which are subject to differing interpretations or change, possibly with retroactive effect, which could result in U.S. federal income tax consequences different from those summarized below. There can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift or other non-income tax considerations, minimum tax, the Medicare tax on certain net investment income, or any state, local or non-U.S. tax considerations, relating to the ownership or disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	holders who acquire their ordinary shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own ordinary shares representing 10% or more of our capital stock (by vote or value); or

●	partnerships or other entities or arrangements taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our ordinary shares.

Unless otherwise indicated, this discussion assumes that we are not, and will not become, a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes. See “—Passive Foreign Investment Company Considerations” below.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

Dividends

Any cash distributions (including the amount of any Irish tax withheld) paid on our ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, the full amount of any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our ordinary shares will not be eligible for the dividends received deduction generally allowed to corporations. Dividends received by individuals and certain other non-corporate U.S. Holders may be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) (A) our ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, or (B) we are eligible for the benefits of the United States-Ireland income tax treaty (the “Treaty”), (ii) we are neither a PFIC nor treated as such with respect to such a U.S. Holder for the taxable year in which the dividend was paid and the preceding taxable year (see “—Passive Foreign Investment Company Considerations” below), and (iii) certain holding period requirements are met. We expect our ordinary shares, which are listed on the NYSE, will be considered readily tradable on an established securities market in the United States, although there can be no assurance in this regard. Additionally, we expect to be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are considered readily tradable on an established securities market in the United States, would be eligible for the reduced rates of taxation described in this paragraph, provided the other conditions described above are satisfied.

Dividends paid on our ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of our ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long-term if the ordinary shares have been held for more than one year. Any such gain or loss that a U.S. Holder recognizes will generally be treated as U.S.-source income or loss for foreign tax credit purposes, which will generally limit the availability of foreign tax credits. Long-term capital gain of individuals and certain other non-corporate U.S. Holders will generally be eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a non-U.S. tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce passive income or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income and assets, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination as to whether we are a PFIC for any taxable year is a fact-intensive determination made annually after the close of each taxable year that depends, in part, upon the composition and classification of our income and assets and the value of our goodwill and other unbooked intangibles (which may depend upon the market value of our ordinary shares from time-to-time, which may be volatile).

If we are classified as a PFIC in any year during which a U.S. Holder owns our ordinary shares, certain adverse tax consequences could apply to such U.S. Holder. Further, if we are classified as a PFIC for any year during which a U.S. Holder owns our ordinary shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder owns our ordinary shares. Certain elections may be available (including a mark-to-market election) to U.S. Holders that may mitigate some of those adverse consequences. You should consult your tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our ordinary shares if we are or become a PFIC.

PLAN OF DISTRIBUTION

Our ordinary shares covered by this prospectus are being registered to permit the Selling Shareholders to sell or distribute such ordinary shares from time to time after the date of this prospectus and in one or more public or private transactions. We will not receive any of the proceeds from the sale or distribution of the ordinary shares offered by the Selling Shareholders. We will bear the fees and expenses incurred by us in connection with our obligation to register the ordinary shares pursuant to the Registration Rights Agreement.

The Selling Shareholders may act independently of us in making decisions with respect to the timing, manner and size of any offer and sale of their ordinary shares. The Selling Shareholders and certain of their successors, including certain transferees, assignees and donees (including charitable organizations), may make sales of the ordinary shares covered by this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers or through agents, on NYSE or any other stock exchange on which the ordinary shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law. Subject to any limitations set forth in the Registration Rights Agreement, such sales may be effected by a variety of methods, including the following:

●	through underwriters;

●	through agents;

●	to dealers;

●	directly to one or more purchasers;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in block trades;

●	through a combination of any of the above; and

●	any other method permitted pursuant to applicable law.

Any sale or distribution may be effected by the Selling Shareholders:

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale;

●	at negotiated or fixed prices; or

●	by any other method permitted pursuant to applicable law.

At any time a particular offer of the ordinary shares is made, a prospectus supplement, if required, will be distributed and set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the ordinary shares and the proceeds to the Selling Shareholders from such sales or distribution, any delayed delivery arrangements, any options under which the underwriters may purchase additional ordinary shares from the Selling Shareholders, any underwriting discounts and other items constituting underwriters’ compensation, any offering price, any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchange or market on which the ordinary shares may be listed. Any offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In some cases, the Selling Shareholders or dealers acting for them or on their behalf may also repurchase the ordinary shares and reoffer them to the public by one or more methods described above.

In addition to the transactions described above, the Selling Shareholders may sell the ordinary shares offered by them pursuant to this prospectus in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The Selling Shareholders may decide to sell all or a portion of the ordinary shares offered by them pursuant to this prospectus or may decide not to sell any ordinary shares under this prospectus. In addition, the Selling Shareholders may transfer, sell or dispose of the ordinary shares by other means not described in this prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders and any other persons participating in the sale or distribution of the ordinary shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the ordinary shares by the Selling Shareholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the ordinary shares being distributed for a period of up to five (5) business days before the distribution. This may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

We will pay the expenses of the registration of the ordinary shares offered and sold by the Selling Shareholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants, and to reimburse the Selling Shareholders for any legal fees and expenses reasonably incurred in connection with defending against certain liabilities. The Selling Shareholders will pay any underwriting discounts and commissions applicable to the ordinary shares sold by them.

Through Underwriters

If underwriters are used in a sale or distribution, the ordinary shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The ordinary shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the ordinary shares if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the ordinary shares in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the ordinary shares they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the ordinary shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the ordinary shares, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Certain of the underwriters and their affiliates may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

Through Agents or to Dealers

The Selling Shareholders may sell or distribute the ordinary shares directly or through agents they designate from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the ordinary shares covered by this prospectus, the Selling Shareholders will sell those ordinary shares to dealers as principals. The dealers may then resell the ordinary shares to the public at varying prices the dealers determine at the time of resale.

Direct Sales

The Selling Shareholders may sell or distribute the ordinary shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.

Delayed Delivery

If so indicated in a prospectus supplement, the Selling Shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the ordinary shares from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

The Selling Shareholders and the underwriters may engage in derivative transactions involving the ordinary shares. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the ordinary shares, hold or resell ordinary shares acquired and purchase options or futures on the ordinary shares and other derivative instruments with returns linked to or related to changes in the price of the ordinary shares. In order to facilitate these derivative transactions, the Selling Shareholders may enter into security lending or repurchase agreements with the underwriters. The underwriters may carry out the derivative transactions through sales or distributions of the ordinary shares to the public, including short sales, or by lending the ordinary shares in order to facilitate short sale transactions by others. The underwriters may also use the ordinary shares purchased or borrowed from the Selling Shareholders or others (or, in the case of derivatives, ordinary shares received from the Selling Shareholders in settlement of those derivatives) to directly or indirectly settle sales of the ordinary shares or close out any related open borrowings of the ordinary shares.

Loans of Securities

The Selling Shareholders may loan or pledge the ordinary shares to a financial institution or other third party that in turn may sell the ordinary shares using this prospectus and an applicable prospectus supplement.

General

Agents, dealers and direct purchasers that participate in the distribution of the offered ordinary shares may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered ordinary shares by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us and the Selling Shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

We may indemnify, in certain circumstances, the Selling Shareholders against certain liabilities to which they may become subject in connection with the sale of the ordinary shares offered by them pursuant to this prospectus, including liabilities arising under the Securities Act. The Selling Shareholders may indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such ordinary shares, including liabilities arising under the Securities Act.

EXPENSES OF THE OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering by the Selling Shareholders of ordinary shares registered under this registration statement. All amounts are estimated except for the SEC registration fee and FINRA filing fee.

Expenses	Amount
SEC registration fee	$	*
FINRA fee		**
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous costs		**
Total	$	**

*	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee.

**	These fees are calculated based on the ordinary shares offered and the number of issuances and accordingly cannot be estimated at this time.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus is part, with respect to the ordinary shares the Selling Shareholders may offer. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the ordinary shares the Selling Shareholders may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. However, as a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC also maintains an Internet site that contains reports, proxies and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is https://www.sec.gov.

We maintain a corporate website at https://www.doleplc.com. The information contained on or connected to, or accessible from, our website is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase our ordinary shares.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F (File No. 001-40695) filed with the SEC for the fiscal year ended December 31, 2024, filed with the SEC on March 11, 2025;

●	our Current Reports on Form 6-K furnished with the SEC on April 9, 2025, May 2, 2025, May 5, 2025, May 12, 2025 (Film No. 25932441) (Exhibit 99.1 only), May 22, 2025, August 5, 2025 and August 11, 2025 (Film No. 251200012) (Exhibit 99.1 only); and

●	with respect to each offering of ordinary shares under this prospectus, each subsequent annual report on Form 20-F and each report of foreign private issuer on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which this prospectus is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Dole plc
29 North Anne Street
Dublin 7
D07 PH36
Ireland
Tel: 353-1-887-2600
Attention: Chief Financial Officer

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Ireland. Many of our directors and officers, and some of the experts named in this prospectus, are residents of Ireland or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States.

In addition, it may not be possible to enforce court judgments obtained in the United States against us in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. We have been advised by Arthur Cox LLP, our Irish counsel, that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. The European Union (excluding Denmark), among other countries, has acceded to the Convention of July 2, 2019 on the Recognition and Enforcement of Foreign Judgments in Civil or Commercial Matters (the “2019 Hague Judgments Convention”). The United States is a signatory to the 2019 Hague Judgments Convention since March 2022, but, as of August 28, 2025, it has not ratified it. If the United States ratifies the 2019 Hague Judgments Convention, it will amend the position outlined below in respect of the recognition and enforcement of judgments which fall within the scope of the 2019 Hague Judgments Convention.

The following requirements must be met before a judgment of a U.S. court will be deemed to be enforceable in Ireland:

●	the judgment must be for a definite sum;

●	the judgment must be final and conclusive; and

●	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse enforcement if the U.S. judgment was obtained by fraud, if the judgment violates Irish public policy, if the judgment is in breach of natural or constitutional justice or if it is irreconcilable with an earlier foreign judgment. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. The validity of the ordinary shares offered by this prospectus will be passed upon for us by Arthur Cox LLP, Dublin, Ireland.

Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Dole plc as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors, Officers and Employees

To the fullest extent permitted by Irish law, our Articles of Association confer an indemnity on our directors and officers. However, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its memorandum and articles of association or any contract between the Company and the director or corporate secretary. This restriction does not apply to our executives who are not directors, the corporate secretary or other persons who would be considered “officers” within the meaning of that term under the Irish Companies Act.

Our Articles of Association also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

We have entered into indemnification agreements for the benefit of each of our directors and executive officers. These agreements, among other things, shall require us to indemnify an indemnitee to the fullest extent permitted by applicable law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the indemnitee in any action or proceeding, including any action or proceeding by us or in our right, arising out of the person’s services as a director or executive officer.

We are permitted under our Articles of Association and the Irish Companies Act to take out directors’ and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents. We have purchased and maintain a directors’ and officers’ liability policy for such purpose for the benefit of our directors and officers and directors and officers of our subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement have been furnished together with this Registration Statement.

Item 10.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(i)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i)(1), (a)(i)(2) and (a)(i)(3) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(ii)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv)	To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(iv) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(v)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(2)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1/A filed on July 19, 2021)
4.2	Registration Rights Agreement, dated August 3, 2021, among Dole plc and The Murdock Group, LLC, Castle & Cooke Holdings, Inc. (incorporated by reference to Exhibit 4.4 to the Registrant's Form 20-F (File No. 001-40695), filed with the Securities and Exchange Commission on March 22, 2022)
5.1	Opinion of Arthur Cox LLP
23.1	Consent of Arthur Cox LLP (included in Exhibit 5.1)
23.2	Consent of KPMG
24.1	Power of Attorney (included as part of signature page)
107	Filing Fee Table

*	To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on September 3, 2025.

Dole plc

By:	/s/ Rory Byrne
	Name:	Rory Byrne
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Rory Byrne, Carl McCann and Jacinta Devine and each of them, his, her or their true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and any additional registration statement filed pursuant to Rule 462, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below:

Signature and Name	Title	Date

/s/ Rory Byrne	Director and Chief Executive Officer	September 3, 2025
Rory Byrne	(Principal Executive Officer)

/s/ Carl McCann	Executive Chairman of the Board	September 3, 2025
Carl McCann

/s/ Jacinta Devine	Director and Chief Financial Officer	September 3, 2025
Jacinta Devine	(Principal Financial and Accounting Officer)

/s/ Johan Lindén	Director and Chief Operating Officer	September 3, 2025
Johan Lindén

/s/ Imelda Hurley	Non-Executive Director	September 3, 2025
Imelda Hurley

/s/ Rose Hynes	Non-Executive Director	September 3, 2025
Rose Hynes

/s/ Michael Meghen	Non-Executive Director	September 3, 2025
Michael Meghen

/s/ Helen Nolan	Non-Executive Director	September 3, 2025
Helen Nolan
/s/ Jimmy Tolan	Non-Executive Director	September 3, 2025
Jimmy Tolan
/s/ Kevin Toland	Non-Executive Director	September 3, 2025
Kevin Toland

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Dole plc has signed this registration statement on September 3, 2025.

Corporation Service Company

By:	/s/ Melissa DeKoven
	Name:	Melissa DeKoven
c/o Corporation Service Company
	Title:	Assistant Secretary